                                                                  EXHIBIT 10.12

                                 Anthony & Co.
                            Office Lease Agreement
                                  Cover Page

--------------------------------------------------------------------------------
This Standard Office Lease Agreement has been filled in for submission to your attorney for legal approval. No representation or recommendation is made by Anthony & Co. or its agents or employees as to the legal sufficiency, legal effect, or tax consequences of this Lease or the transaction relating thereto; and both Landlord and Tenant shall rely solely upon the advice of their own legal counsel as to the legal and tax consequences of this lease.
--------------------------------------------------------------------------------

TENANT:   Total Sports, Inc.

DATED:    December 1, 1998

For the purposes of this lease Agreement by and between First Raleigh Telex, LLC ("Landlord"), by its agent, Anthony & Co., and Total Sports, Inc. ("Tenant"), the terms set forth below, when preceded by a capital letter, shall have the meaning set forth in this Cover Page and in the Lease.

I   Tenant and Landlord Information

 A.  Landlord:                First Raleigh Telex, LLC
                              a North Carolina Limited Liability Company

 B.  Tenant:                  Total Sports, Inc.
                              a North Carolina Corporation

 C.  Tenant's Notice Address: 234 Fayetteville Street Mall, Raleigh, NC

 D.  Tenant's Representative: Frank A. Daniels, III

II  Description of Premises

 A.  Building:                Total Sports Building

 B.  Business Hours:          Twenty-four (24) hours a day, seven (7) days a
                              week

 C.  Premises:                234 Fayetteville Street Mall, Raleigh, N.C.
                                  Second Floor = 4,662 square feet
                                  Third floor =  4,670 square feet
                                  Fourth Floor = 4,670 square feet
                                  Fifth Floor =  4,670 square feet
                                  Basement =     4,215 square feet
                                  ----------------------------------
                                  Total =       22,887 square feet

 D.  Permitted Use:           General office use.

III Term

 A.  Commencement Date:       April 1, 1999

 B.  Expiration Date:         June 30, 2009

IV  Rent

 A.  Advance Rent:            Ten Thousand Dollars ($10,000.00) is due upon
                              execution for rent for the early occupancy of floors five and the basement for the period
                              December 18, 1998 through March 31, 1999.

 B.  Base Annual Rent:        Two Hundred Ninety Nine Thousand Seventy Six and
                              72/100 Dollars ($299,076.72).

 C.  Base Rental Rate:        Thirteen and 76/100 Dollars ($13.76) per square
                              foot for the second, third, fourth and fifth floors and Ten Dollars ($10.00) per square foot for the basement space. Total base rent for the first year is Two Hundred Ninety Nine Thousand
                              Seventy Six and 72/100 Dollars ($299,076.72).

 D.  Monthly Installment of
     Base Annual rent:        Twenty-four Thousand Nine Hundred Twenty Three and
                              06/100 Dollars ($24,923.06).

 E.  Security Deposit:        Twenty-four Thousand Nine Hundred Twenty Three and
                              06/100 Dollars (24,923.06).

V   Adjustments

 A.  Adjustment Period
     Consumer Price Index:    On January 1 of each year, base rent shall be
                              escalated by a three percent (3%) fixed increase.

 B.  Base Period Consumer
     Price Index:             The Consumer Price Index as established for the
                              month of _____N/A________.

 C.  CPI Escalator:           _______Three__________ Percent (_3_%).

 D.  Base Operating and Real
     Estate Tax Expenses:     To the extent operating and real estate tax
                              expenses exceed $5.50 per square foot, Tenant shall pay its prorata share of the increases.

 E.  Tenant's Pro Rata Share: ______Seventy-nine_______ Percent (_79%) of the
                              Building. Total rentable square footage is ____28,821.



VI  Miscellaneous

 A.  Broker:                  N/A.

 B.  Special Conditions       None.

 C.  Exclusive Rights         Right of first refusal to lease the first floor of
                              the building.


Tenant:                                      Landlord:

Total Sports, Inc.                           First Raleigh Telex, LLC

By:   /s/ George Schlukbier                  By: /s/  Frank Daniels
      -----------------------                     --------------------------

Name:     George Schlukbier
      -----------------------

Title:    President/COO
        ---------------------

Date:     August 8, 1999
       ----------------------
       (Please Print or Type)

                               Table of Contents

ARTICLE I            PREMISES
ARTICLE II           USE
ARTICLE III          TERM
ARTICLE IV           COMPLETION OF PREMISES
     Section 4.01       Substantial Completion
     Section 4.02       Notice
     Section 4.03       Inspection and Punchlist
     Section 4.04       Delayed Possession
     Section 4.05       Landlord Improvements
ARTICLE V            RENT AND SECURITY
     Section 5.01       Base Rent
     Section 5.02       CPI Adjustment
     Section 5.03       Expense and Tax Escalations
     Section 5.04       Personal Property Tax
     Section 5.05       Security Deposit
ARTICLE VI           AFFIRMATIVE OBLIGATIONS
     Section 6.01       Compliance with Laws
     Section 6.02       Services and Utilities
     Section 6.03       Repairs and Maintenance
ARTICLE VII          NEGATIVE OBLIGATIONS
     Section 7.01       Alterations
     Section 7.02       Assignment and Subleasing
ARTICLE VIII         INSURANCE
     Section 8.01       Insurance
     Section 8.02       Indemnification
     Section 8.03       Limitation of Landlord's Liability
ARTICLE IX           LOSS OF PREMISES
     Section 9.01       Damages
     Section 9.02       Condemnation
ARTICLE X            DEFAULT
     Section 10.01      Tenant's Default
     Section 10.02      Landlord's Remedies
     Section 10.03      Self-Help
     Section 10.04      Survival
ARTICLE XI           NON DISTURBANCE
     Section 11.01      Subordination
     Section 11.02      Estoppel Certificate
     Section 11.03      Quiet Possession
ARTICLE XII          LANDLORD'S RIGHTS
     Section 12.01      Rules
     Section 12.02      Mechanic's Liens
     Section 12.03      Right to Enter
     Section 12.04      Holdover
     Section 12.05      Signs
     Section 12.06      Right to Relocate
ARTICLE XIII         MISCELLANEOUS
     Section 13.01      Broker's Warranty
     Section 13.02      Attorneys' Fees
     Section 13.03      Notices
     Section 13.04      Partial Invalidity
     Section 13.05      Waiver
     Section 13.06      Binding on Successors
     Section 13.07      Governing Law
     Section 13.08      Lease not an Offer
     Section 13.09      Recording
     Section 13.10      Survival of Remedies
     Section 13.11      Authority of Parties
     Section 13.12      Business Days
     Section 13.13      Entire Agreement
     Section 13.14      Definition of Lease

EXHIBITS
     Exhibit A      Floor Plan
     Exhibit B      Building
     Exhibit C      Land
     Exhibit D      Landlord Improvements
     Exhibit E      Rules and Regulations

RIDER A

RIDER B

                                 Anthony & Co.
                                 Office Lease

--------------------------------------------------------------------------------
This Standard Office Lease Agreement has been filled in for submission to your attorney for legal approval. No representation or recommendation is made by Anthony & Co. or its agents or employees as to the legal sufficiency, legal effect, or tax consequences of this Lease or the transaction relating thereto; and both Landlord and Tenant shall rely solely upon the advice of their own legal counsel as to the legal and tax consequences of this lease.
--------------------------------------------------------------------------------


     This Lease ("Lease") is made December, 1998, between First Raleigh Telex, LLC ("Landlord") and Total Sports, Inc. ("Tenant"). Landlord is a Limited Liability Company, organized under the laws of North Carolina, with principal offices at 702 Oberlin Road, Suite 100, Raleigh, North Carolina 27605.

                                   ARTICLE 1
                                   PREMISES

1.01 Premises. Landlord leases to Tenant Floors 2, 3, 4 and 5 and the basement of 234 Fayetteville Street Mall, Raleigh, North Carolina ("Premises") as outlined on the Floor Plans attached as Exhibit A. The Premises consists of approximately 22,887 square feet of rentable space in the building ("Building") in which the Premises are located. The Building is shown as Exhibit B and is located on the land described in Exhibit C ("Land"). The Premises contain the fixtures, improvements, and other property now installed plus any Landlord Improvements required by Section 4.05 and Exhibit D.

1.02 Common Areas. Tenant and its agents, employees, and invitees have the non-exclusive right with others designated by Landlord to the free use of the common areas ("Common Areas") in the Building and on the Land for the Common Areas' intended and normal purpose. Common Areas include elevators, sidewalks, parking areas, driveways, hallways, stairways, public bathrooms, common entrances, lobby, and other similar public areas and access ways. Landlord may change the Common Areas if the changes do not materially and unreasonably interfere with Tenant's access to or use of the Premises.

                                  ARTICLE II
                                      USE

Tenant shall use the Premises for general office use, unless Landlord gives its advance written consent to another use. Landlord warrants that applicable laws, ordinances, regulations, and restrictive covenants permit the Premises to be used for general offices. Tenant shall not create a nuisance or use the Premises for any immoral or illegal purposes.

                                  ARTICLE III
                                     TERM

The Lease begins ("Commencement Date") on the earlier of: April 1, 1999

The Lease ends ("Expiration Date") at 11:59 p.m. on the last day of the calendar month ten (10) years following the Commencement Date, unless terminated earlier under this Lease. Within thirty (30) days after the Commencement Date, the parties shall confirm in writing the Commencement and Expiration Dates.

                                  ARTICLE IV
                            COMPLETION OF PREMISES


                                   ARTICLE V
                               RENT AND SECURITY

5.01 Base Rent. Tenant shall pay to Landlord Base Rent during the Term, as follows:

  Months:                                            Annual Base Rent:  Monthly Base Rent:
  April 1, 1999 through December 31, 1999            $299,076.72                $24,923.06
  January 1, 2000 through December 31, 2000          $308,049.02                $25,670.75
  January 1, 2001 through December 31, 2001          $317,290.49                $26,440.87
  January 1, 2002 through December 31, 2002          $326,809.21                $27,234.10
  January 1, 2003 through December 31, 2003          $336,613.48                $28,051.12
  January 1, 2004 through December 31, 2004          $346,711.89                $28,892.66
  January 1, 2005 through December 31, 2005          $357,113.24                $29,759.44
  January 1, 2006 through December 31, 2006          $367,826.64                $30,652.22
  January 1, 2007 through December 31, 2007          $378,861.44                $31,571.79
  January 1, 2008 through December 31, 2008          $390,227.28                $32,518.94
  January 1, 2009 through June 30, 2009              $401,934.10                $33,494.51

     With _____N/A______(___%) percent annual escalations

     The Base Rent shall be paid:

     (a)  without advance notice, demand, offset, or deduction;

     (b)  by the first day of each month during the Term; and

     (c) to Landlord at its address set forth in Section 13.03 or as Landlord may specify in writing to Tenant.

If the Term does not begin on the first day or end on the last day of a month, the Base Rent for that partial month shall be prorated by multiplying the monthly Base Rent by a fraction, the numerator of which is the number of days of the partial month included in the Term and the denominator of which is the total number of days in the full calendar month.

If Tenant fails to pay part or all of the Base Rent by the fifth (5th) day of the month due, it is past due, the Tenant shall also pay:

     (a) a late charge equal to four percent (4%) of the unpaid Base Rent and Additional Rent, plus

     (b) interest at eighteen percent (18%) per annum or the maximum then allowed by applicable law, whichever is less, on the remaining unpaid past due balance, retroactive to the date originally due until paid.

5.03 Expense and Tax Escalations. Base Rent shall be adjusted on each anniversary of the Commencement Date by increasing the Base Rent paid during the preceding year by an amount equal to the Tenant's pro rata share of the increase of Operating Expenses and Real Estate Taxes as defined hereinafter.

     (a)  Definitions.

               (i) "Base Operating and Real Estate Tax Expenses" means Five & 50/100_($5.50) Dollars per square foot.

               (ii) "Tenant's Pro Rata Share" means seventy-nine and two-tenths (79.2%) percent, which is calculated by dividing the rentable square footage of the Premises (numerator) by the rentable square footage of the Building (denominator), and expressing the fraction as a percentage.

               (iii) "Property" means the Building and its equipment and
                     systems, and the Land.

               (iv) "Real Estate Taxes" means real property taxes and currently due installments of assessments, special or otherwise, imposed upon the Property, and reasonable legal fees, costs, and disbursements incurred for proceedings to contest, determine, or reduce Real Estate Taxes, but only to the extent the Real Estate Taxes are reduced, but shall exclude federal, state or local income taxes, franchise, gift, transfer, excise, capital stock, estate, succession, or inheritance taxes, and penalties or interest for late payment of Real Estate Taxes.

               (v) "Operating Expenses" means Landlord's operating expenses that are reasonable, actual and necessary, out-of-pocket (except Landlord may use its normal accrual method of accounting), obtained at competitive prices, and that are directly attributable to the operation, maintenance, management, and repair of the Property, as determined under generally accepted accounting principles consistently applied, including:

                         (1) salaries, and other compensation; payroll taxes, vacation, holiday, and other paid absences; and welfare, retirement, and other fringe benefits that are paid to employees, independent contractors, or agents of Landlord engaged in the operation, repair, management, or maintenance of the Property;

                         (2) repairs and maintenance of the Property and the cost of supplies, tools, materials, and equipment for Property repairs and maintenance, that under generally accepted accounting principles consistently applied, would not be capitalized;

                         (3) premiums and other charges incurred by Landlord for insurance on the Property and for its employees including:

                                -a-  fire insurance, extended coverage
                                     insurance, and earthquake, windstorm, hail, and explosion insurance;

                                -b-  public liability and property damage
                                     insurance;

                                -c-  elevator insurance;

                                -d-  workers' compensation insurance;

                                -e- boiler and machinery insurance; sprinkler leakage, water damage, water damage legal liability insurance; burglary, fidelity, and pilferage insurance on equipment and materials;

                                -f-  insurance Landlord is required to carry
                                     under this Lease; and

                                -g- other insurance as is customarily carried by operators of comparable office buildings in the Raleigh, North Carolina area;

                         (4) costs incurred for inspection and servicing, including all outside maintenance contracts necessary or proper for the maintenance of the Property, such as janitorial and window cleaning, rubbish removal, exterminating, water treatment, elevator, electrical, plumbing, and mechanical equipment, and the cost of materials, tools, supplies, and equipment used for inspection and servicing;

                         (5) costs incurred for electricity, water, gas, fuel, or other utilities;

                         (6) sales, use, and excise taxes on goods and services purchased by Landlord, but Tenant's pro rata share shall exclude prepaid services that are not used by Landlord;

                         (7)  license, permit, and inspection fees;

                         (8)  auditor's fees for public accounting;

                         (9)  legal fees, costs, and disbursements;

                         (10) management fees to a person or entity other than
                              Landlord (provided, such person or entity may be affiliated with Landlord);

                         (11) the annual amortization over its useful life with
                              a reasonable salvage value on a straight-line basis of (i) the costs of any capital improvements made by Landlord and required by any changes in applicable laws, rules, or regulations of any governmental authorities; or (ii) the costs of any equipment or capital improvements made by Landlord, as a labor-saving measure or to accomplish other savings in operating, repairing, managing, or maintaining of the Property, but only to the extent of the savings; or (iii) the costs of any exterior window draperies provided by Landlord and the carpeting in the Common Areas;

                         (12) any costs for substituting work, labor, materials,
                              or services in place of any of the above items, or for any additional work, labor, materials, services or improvements to comply with any governmental laws, rules, regulations, or other requirements applicable to the Property, that, at the time of substitution or addition, are considered operating expenses under generally accepted accounting principles consistently applied;

                         (13) other costs reasonably necessary to operate,
                              repair, manage, and maintain the Property in a manner and condition consistent with comparable office buildings in the Raleigh, North Carolina area; and

                         (14) Operating Expenses exclude:

                                -a- leasing commissions, costs, disbursements, and other expenses incurred for leasing, renovating, or improving space for tenants;

                                -b- costs incurred by Landlord in discharging its obligations under Section 4.05 and Exhibit D;

                                -c-  costs (including permit, license, and
                                     inspection fees) incurred in renovating, improving, decorating, painting, or redecorating vacant space or space for tenants;

                                -d-  Landlord's cost of electricity or other
                                     service sold to tenants for which Landlord is to be reimbursed as a charge over the Base Rent and Additional Rent payable under the lease with that tenant;

                                -e-  depreciation and amortization on the
                                     Building except as expressly permitted
                                     elsewhere in this Lease;

                                -f- costs of a capital nature including capital improvements, capital repairs, capital equipment, and capital tools, as determined under generally accepted accounting principles consistently applied, except that the annual amortization of these costs shall be included to the extent expressly permitted elsewhere in this Lease;

               -g- costs incurred because the Landlord or other tenant violated the terms of any lease (including without limitation legal fees and disbursements);

               -h- interest on debt or amortization payments on mortgages or deeds of trust or any other debt for borrowed money;

               -i-  advertising and promotional expenditures; and

               -j- repairs or other work needed because of fire, windstorm, or other casualty or cause insured against by Landlord or to the extent Landlord's insurance provided coverage insurance;

               -k- other expenses that under generally accepted accounting principles consistently applied would not be considered normal maintenance, repair, management, or operation expenses.

               -l-  fines or penalties incurred by Landlord;

               -m-  mortgage or ground rent uses.

          (vi) "Adjustment Period" means each calendar year or partial calendar year occurring during the Term.

   (b) Credits/Reimbursements. Operating Expenses shall be reduced by reimbursements, credits, discounts, reductions, or other allowances received or receivable by Landlord for items of cost included in Operating Expenses, except reimbursements to the Landlord by tenants under this Article V.

   (c) Tax Refund. If Landlord receives a refund of any portion of Real Estate Taxes that were included in the Real Estate Taxes paid by Tenant, then Landlord shall reimburse Tenant its pro rata share of the refunded taxes, less any expenses that Landlord reasonably incurred to obtain the refund.

   (d) Substituted Taxes. If any non-Real Estate Taxes are imposed against the Landlord in substitution for any Real Estate Taxes, then the substituted tax shall be considered a Real Estate Tax. Conversely, if any additional Real Estate Taxes are imposed in substitution for any non-Real Estate Taxes (that are not Substituted Taxes) they shall not be considered Real Estate Taxes.

   (e) Payment by Landlord. Subject to reimbursement under this Article V, Landlord shall pay the Property's Operating Expenses and Real Estate Taxes before delinquency.

   (f) Payment by Tenant. If the Operating Expenses and Real Estate Taxes, when combined for any Adjustment Period, exceed Base Operating and Real Estate Tax Expense ("Operating and Real Estate Tax Expense Increase"), then Tenant agrees to pay Landlord as Additional Rent, Tenant's Pro Rata Share of the Operating and Real Estate Tax Expense Increase.

   (g)  Manner of Payment.

          (i) Within one hundred twenty (120) days after each Adjustment Period ends, or as soon as reasonably practical, Landlord shall give Tenant an itemized statement ("Statement") showing in reasonable detail the:

                    (1) actual Operating Expenses and Real Estate Taxes for the Adjustment Period;

                    (2) the Operating and Real Estate Tax Expense Increase for the Adjustment Period;

                    (3) the amount of Tenant's Pro Rata Share of the Operating and Real Estate Tax Expense Increase; and

                    (4) the amount Tenant owes toward the Operating and Real Estate Tax Expense Increase.

             Any Additional Rent due, including interest and penalty, shall survive the Expiration Date.

          (ii) During any Adjustment Period that is less than a complete calendar year, unless this Lease was terminated because of Tenant's default, Tenant's obligation for Additional Rent for those Adjustment Periods shall be prorated by multiplying the Additional Rent for the Adjustment Period by a fraction expressed as a percentage, the numerator of which is the number of days of the Adjustment Period included in the Term and the denominator of which is 365.

5.04 Personal Property Tax. Before delinquency Tenant shall pay taxes assessed during the Term against trade fixtures or personal property placed by Tenant in the Premises. If these taxes are assessed against the Building, Tenant shall pay its share of the taxes to Landlord within ten (10) days after receiving Landlord's written statement setting forth the amount of taxes applicable to Tenant's property and the basis for the charge to

Tenant. Tenant's failure to pay within the ten-day period shall entitle Landlord to the same remedies it has upon Tenant's failure to pay Base Rent or Additional Rent.

5.05 Security Deposit. The Tenant has deposited Twenty-four Thousand, Nine Hundred Twenty Three and 06/100 Dollars ($24,923.06) (Security Deposit) with Landlord to secure Tenant's performance of its Lease obligations. If Tenant defaults Landlord may, after giving five) days advance notice to Tenant, without prejudice to Landlord's other remedies, apply part or all of the Security Deposit to cure Tenant's default. If Landlord so uses part or all of the Security Deposit, then Tenant shall within ten (10) days after written demand, pay Landlord the amount used to restore the Security Deposit to its original amount. The deposit shall be placed in an escrow account. Interest shall accrue to Tenant. Any part of the Security Deposit not used by Landlord as permitted by this paragraph shall be returned to Tenant within thirty (30) days after the Lease ends.

                                  ARTICLE VI
                            AFFIRMATIVE OBLIGATIONS

6.01 Compliance with Laws.
     (a) Landlord's Compliance. Landlord warrants, that on the Commencement Date, the Premises will comply with all applicable laws, ordinances, rules, and regulations of governmental authorities ("Applicable Laws"). During the Term, Landlord shall comply with all Applicable Laws regarding the Premises and Building except to the extent Tenant must comply under Section 6.01(b).

     (b) Tenant's Compliance. Tenant shall comply with all Applicable Laws (i) regarding the physical condition of the Premises, but only to the extent the Applicable Laws pertain to the particular manner in which Tenant uses the Premises; or (ii) that do not relate to the physical condition of the Premises but relate to the lawful use of the Premises and with which only the occupant can comply, such as laws governing maximum occupancy, workplace smoking, and illegal business operations, such as gambling. Notwithstanding the foregoing, Tenant shall comply with any requirements imposed under the Americans with Disabilities Act of 1990 ("ADA") which relate exclusively to the Premises.

6.02 Services and Utilities.
     (a) Services. Landlord shall provide at its expense, subject to reimbursement under Section 5.03:

            (i) Heating, ventilation, and air conditioning ("HVAC") for the Premises during business hours to maintain temperatures for comfortable use and occupancy;

            (ii) Automatic passenger elevators providing adequate service leading to the floor on which the Premises are located;

            (iii) Janitorial services to the Premises (all business days, Monday through Friday);

            (iv) Hot and cold water sufficient for drinking, lavatory, toilet, and ordinary cleaning purposes;

            (v) Electricity to the Premises at all times that provides electric current in reasonable amounts necessary for normal office use, lighting, and HVAC;

            (vi)   Replacement of lighting tubes, lamp ballasts, and bulbs;

            (vii)  Extermination and pest control when necessary; and

            (viii) Maintenance of Common Areas in a manner consistent with other comparable office buildings in the Raleigh, North Carolina area. The maintenance shall include cleaning, HVAC, illumination, snow shoveling, deicing, repairs, replacements, lawn care, and landscaping.

     (b) Business Hours. "Business Hours" means: twenty-four (24) hours a day, seven (7) days a week.

     (c) 24 Hour Access. Tenant, its employees, agents, and invitees shall have access to the Premises, twenty-four (24) hours a day, seven (7) days a week. During non business hours Landlord may restrict access by requiring persons to show a badge or identification card issued by Landlord. Landlord shall not be liable for denying entry to any person unable to show the proper identification. Landlord may temporarily close the Building if required in an emergency. Landlord shall use its best efforts to close the Building during non business hours only. If, however, the Building must be closed during business hours, then the Base Rent and Additional Rent shall abate during any closing that lasts more than twenty-four (24) hours.

     (d) Extra Services. Landlord, shall have the right to monitor the Tenant's use of electricity consumption within the Premises. Whenever Landlord knows that any tenant (including Tenant) is using extra services because of either non business-hours use or high electricity consumption installations, Landlord may directly charge that tenant for the extra use and exclude those charges from Operating Expenses. Extra services include:

          (i) Excess Utility Use. Tenant shall not place or operate in the Premises any electrically operated equipment or other machinery, other than typewriters, personal computers, adding machines, reproduction machines, and other machinery and equipment normally used in offices, unless Tenant receives Landlord's advance written consent. Landlord shall not unreasonably withhold or delay its consent, but Landlord may require payment for the extra use of electricity caused by operating this equipment or machinery. Landlord may require that special, high electricity consumption installations of Tenant such as computer or reproduction facilities (except personal computers or normal office photocopy machines) be separately sub-metered for electrical consumption at Tenant's cost.

          (ii) Payment. Tenant's charges for the utilities provided under (i) and (ii) above shall be one hundred and ten percent (110%) of Landlord's actual cost of labor and utilities and shall be Additional Rent.

                Tenant's failure to pay the charges in (i) and (ii) above within thirty (30) days of receiving a proper and correct invoice shall entitle Landlord to the same remedies it has upon Tenant's failure to pay Base Rent.

     (e) Interruption of Services. Landlord does not warrant that any services Landlord supplies will not be interrupted. Services may be interrupted because of accidents, repairs, alterations, improvements, or any reason beyond the reasonable control of Landlord, and such an interruption shall not:
            (i) be considered an eviction or disturbance of Tenant's use and possession of the Premises;

            (ii)  relieve Tenant from performing Tenant's Lease obligations.

6.03 Repairs and Maintenance.
     (a)  Tenant's Care of Premises.  Tenant shall:

            (i)   keep the Premises and fixtures in good order;

            (ii) make repairs or replacements to the Premises or Building needed because of Tenant's misuse or negligence, except to the extent that the repairs or replacements are covered by Landlord's insurance or the insurance Landlord is required to carry under this Lease, whichever is greater;

            (iii) repair and replace special equipment or decorative treatments installed by or at Tenant's request and that serve the Premises only, except

                    (1) to the extent the repairs or replacements are needed because of Landlord's misuse or primary negligence, and are not covered by Tenant's insurance or the insurance Tenant is required to carry under this Lease, whichever is greater; or

                    (2) if the Lease is terminated under Article IX (Loss of Premises); and

            (iv)  not commit waste.

     (b) Landlord's Repairs. Except for repairs and replacements that Tenant must make under paragraph 6.03(a), Landlord shall pay for and make all other repairs and replacements to the Premises, Common Areas and Building (including Building fixtures and equipment). Landlord shall make the repairs and replacements to maintain the Building in a condition consistent with other comparable office buildings in the Raleigh, North Carolina area. This maintenance shall include the roof, foundation, exterior walls, interior structural walls, all structural components, and all systems, such as mechanical, electrical, HVAC, and plumbing.

     (c) Time for Repairs. Repairs or replacements required under Sections 6.03(a) or 6.03(b) shall be made within a reasonable time (depending on the nature of the repair or replacement needed) after receiving notice or having actual knowledge of the need for a repair or replacement. Failure of Landlord to make repairs within a reasonable time (normal maintenance versus emergency) shall be considered a Landlord default.

     (d) Surrendering the Premises. Upon the Expiration Date or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in the same condition that the Premises were in on the Commencement Date except for:
            (i)   ordinary wear and tear;

            (ii) damage by the elements, fire, and other casualty unless Tenant would be required to repair under paragraph 6.03(a);

            (iii) condemnation;

            (iv) damage arising from any cause not required to be repaired or replaced by Tenant; and

            (v) alterations as permitted by this Lease unless consent was conditioned on their removal.

        On surrender Tenant shall remove from the Premises its personal property, trade fixtures, and any alterations required to be removed under Section 7.01 and repair any damage to the Premises caused by the removal. Any items not removed by Tenant as required above shall be considered abandoned. Landlord may dispose of abandoned items as Landlord chooses and bill Tenant for the cost of their disposal, minus any revenues received by Landlord for their disposal.


                                  ARTICLE VII
                             NEGATIVE OBLIGATIONS

7.01 Alterations.

     (a) Definitions. "Alterations" means alterations, additions, substitutions, installations, changes, and improvements, but excludes minor decorations and the Improvements Landlord is to make under
          Section 4.04 and Exhibit D.

     (b) Consent. Tenant shall not make Alterations without the Landlord's advance written consent. Landlord's consent shall not be unreasonably withheld or unduly conditioned or delayed for nonstructural interior Alterations to the Premises that do not adversely affect the Building's appearance, value, and structural strength.

     (c) Conditions of Consent. Landlord may condition its consent in Section 7.01(b) on all or any part of the following:

            (i) Tenant shall furnish Landlord with reasonably detailed plans and specifications of the Alterations as requested by Tenant.

            (ii)   The Alterations shall be performed and completed-

                    (1) in accord with the submitted plans and specifications approved by Tenant and Landlord.

                    (2)  in a workmanlike manner,

                    (3) in compliance with all applicable laws, regulations, rules, ordinances, and other requirements of governmental authorities,

                    (4) using new materials and installations at least equal in quality to the original Building materials and installations,

                    (5) by not disturbing the quiet possession of the other tenants,

                    (6) by not interfering with the construction, operation, or maintenance of the Building, and

                    (7)  with due diligence;

            (iii) Tenant shall use workers and contractors who Landlord employs or approves in writing, which approval shall not be unreasonably withheld or unduly conditioned or delayed;

            (iv) Tenant shall modify plans and specifications because of reasonable conditions set by Landlord after reviewing the plans and specifications;

            (v) Tenant's contractors shall carry builder's risk insurance in an amount then customarily carried by prudent contractors and workers' compensation insurance for its employees in statutory limits, naming Landlord as an additional insured, to the extent its interest may appear;

            (vi) Tenant's workers or contractors shall work in harmony and not unreasonably interfere with Landlord's workers or contractors or other tenants and their workers or contractors;

            (vii) For alterations in excess of Five Thousand Dollars ($5,000.00) Tenant shall, at Landlord's sole option, supply a lien and completion bond, bank letter of credit, or other security satisfactory to Landlord, in an amount equal to the estimated cost to insure Landlord against materials and mechanics' liens and against completion of the Alterations;

            (viii) Tenant shall give Landlord at least fifteen (15) days advance notice before beginning any alterations so that Landlord may post or record notices of nonresponsibility;

            (ix) Upon demand Tenant shall give Landlord evidence that it complied with any condition set by Landlord;

               (x) If Tenant completes alterations, Tenant shall give Landlord complete as-built mylar drawings, if any, of the Alterations after they are finished; and

               (xi) Upon the request of Landlord, which request must be given at the time of consent to the Alterations, Tenant shall remove any unusual additions, alterations and repair any damage from their removal by the Expiration Date.

     (d) Payment and Ownership of the Alterations. Alterations made under this paragraph shall be at Tenant's expense. The Alterations shall belong to Landlord when this Lease ends except for those Alterations required by Landlord to be removed by Tenant, if any, under Section 7.01(c)(xi). Nevertheless, Tenant may remove its furniture and other personal property (unless same is affixed to the premises or is otherwise a fixture) if Tenant promptly repairs all damage caused by their removal.

7.02 Assignment and Subleasing.

     (a) Consent Required. Tenant shall not transfer, mortgage, encumber, assign, or sublease all or part of the Premises without Landlord's advance written consent. Landlord's consent to any assignment or sublease shall not be unreasonably withheld or unduly conditioned or delayed.

     (b) Reasonableness. The Landlord's consent shall not be considered unreasonably withheld if:

               (i) the proposed subtenant's or assignee's financial responsibility does not meet the same criteria Landlord uses to select comparable Building tenants;

               (ii) the proposed subtenant's or assignee's business is not suitable for the Building considering the business of the other tenants and the Building's prestige; or

               (iii) the proposed use is inconsistent with the use permitted by
                     Article II.

     (c)  Procedure.

               (i)   Tenant must provide Landlord in writing:

                         (1) the name and address of the proposed subtenant or assignee;

                         (2) the nature of the proposed subtenant's or assignee's business it will operate in the Premises;

                         (3)  the terms of the proposed sublease or assignment;
                              and

                         (4) reasonable financial information so that Landlord can evaluate the proposed subtenant or assignee.

               (ii) Landlord shall, within ten (10) business days after receiving the information under Section 7.02(c)(i), give notice to Tenant to permit or deny the proposed sublease or assignment. If Landlord denies consent, it must explain the reasons for the denial. If Landlord does not give notice within the ten (10) business-day period, then Tenant may sublease or assign part or all of the Premises upon the terms described in the information submitted by Tenant under Section 7.02(c)(i).

     (d) Affiliates. Notwithstanding Section 7.02(a), (b), and (c), Tenant may assign or sublease part or all of the Premises without Landlord's consent to:

               (i) any corporation or partnership that controls, is controlled by, or is under common control with, Tenant; or

               (ii) any corporation resulting from the merger or consolidation with Tenant or to any entity that acquires all of Tenant's assets or stock as a going concern of the business that is being conducted on the Premises, as long as the assignee or sublessee is a bona fide entity and assumes the obligations of Tenant.

     (e) Conditions. Any subleases and assignments by Tenant are also subject to the following:

               (i)   The terms of this Lease;

               (ii)  The term of any sublease shall not extend beyond the Term;

               (iii) Tenant shall remain liable for all Lease obligations;

               (iv) Consent to one sublease or assignment does not waive the consent requirements for future assignments or subleases; and

               (v) Any consideration ("Excess Consideration") received by Tenant from an assignment or sublease that exceeds the amount Tenant must pay Landlord, which amount is to be prorated where a part of the Premises is subleased or assigned, shall also be paid to

                     Landlord. Tenant shall pay fifty percent (50%) of this Excess Consideration to Landlord at the end of each calendar month during which Tenant collects any Excess Consideration. Each payment shall be sent with a detailed statement showing the total consideration paid by the subtenant or assignee. Landlord shall have the right to audit Tenant's books and records to verify the accuracy of the detailed statement.

                                 ARTICLE VIII
                                   INSURANCE

8.01 Insurance.

     (a) Landlord's Building Insurance. Landlord shall keep the Building, including the Landlord Improvements insured against damage and destruction by fire, earthquake, vandalism, and other perils in the amount of the full replacement value of the Building, as the value may exist from time to time.

     (b) Property Insurance. Each party shall keep its personal property and trade fixtures in the Premises and Building insured with "all risks" insurance in an amount to cover one hundred percent (100%) of the replacement cost of the property and fixtures. Tenant shall also keep any non-Building-standard improvements made to the Premises at Tenant's request insured to the same degree as Tenant's personal property. Tenant's property insurance shall also provide for business interruption/extra expense coverage in sufficient amounts.

     (c) Liability Insurance. Each party shall maintain contractual and comprehensive general liability insurance, including limits of no less than $1,000,000 per occurrence/$2,000,000 aggregate per location subject to 1,000 deductible contractual liability covering the indemnities specified herein. This policy must be written on an occurrence basis.

          Policy shall be endorsed to name Landlord as additional insured. Definition of additional insured shall include all Partners, Officers, Directors, Employees, agents and representatives of the named entity including its managing agent. Further, coverage for the additional insured shall apply on a primary basis irrespective of any other insurance, whether collectible or not.

     (d) Workers Compensation and Employee Liability Insurance. Affording coverage under the Workers Compensation laws of the State of North Carolina and Employers Liability coverage subject to a limit of no less than $100,000 each employee, $100,000 each accident, $500,000 policy limit.

     (e) Umbrella Liability Insurance. Tenant shall maintain umbrella liability insurance at not less than a $2,000,000 limit providing excess coverage over all limits and coverage noted in Sections 8.01.c and 8.01.d above. This policy shall be written on an occurrence basis.

     (f) Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all right of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, improvements to the Building, or personal property within the Building, by reason of fire or the elements, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees. Landlord and Tenant agree immediately to give their respective insurance companies which have issued policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual waivers contained in this Section, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverage by reason of the mutual waivers. The waiver does not apply to claims caused by a party's willful misconduct.

          If despite a party's best efforts it cannot find an insurance company meeting the criteria in Section 8.01(f) that will give the waiver at reasonable commercial rates, then it shall give notice to the other party within thirty (30) days after the Commencement Date. The other party shall then have thirty (30) days to find an insurance company that will issue the waiver. If the other party also cannot find such an insurance company, then both parties shall be released from their obligations to obtain the waiver.

     (g) Increase in Insurance. If due to Tenant's particular use of the Premises, Landlord's insurance rates are increased, Tenant shall pay the increase. In addition, the amounts of coverage required by this Lease are subject to review by Landlord at the end of each Adjustment Period. At each review, if necessary to maintain the same level of coverage that existed on the Commencement Date, the amounts of coverage shall be increased to the lesser of:

               (i) the amounts of coverage carried by prudent landlords and tenants of comparable office buildings in the Raleigh, North Carolina area; or

               (ii) twenty-five percent (25%) higher than the previous insurance amounts.

     (h)  Insurance Criteria.  Insurance policies required by this Lease shall:

               (i) be issued by insurance companies licensed to do business in the state of North Carolina with general policyholder's ratings of at least A and a financial rating of at least XI in the most current Best's Insurance Reports available on the date of this Lease;

               (ii) name the non procuring party as an additional insured as its interest may appear (other landlords or tenants may also be added as additional insureds in a blanket policy);

               (iii) provide that the insurance not be canceled or materially changed in the scope or amount of coverage unless thirty
                     (30) days' advance notice is given to the non procuring party;

               (iv) be primary policies - not as contributing with, or in excess of, the coverage that the other party may carry;

               (v) be permitted to be carried through a "blanket policy" or "umbrella" coverage;

               (vi)  have property deductibles not greater than $5,000; and

               (vii) be maintained during the entire Term.

     (i) Evidence of Insurance. By the Commencement Date and upon each renewal of its insurance policies, Tenant shall give copies of certificates of insurance to Landlord. The certificate shall specify amounts, types of coverage, the waiver of subrogation, and the insurance criteria listed in Section 8.01(f). The policies shall be renewed or replaced and maintained by Tenant. If Tenant fails to give the required certificate within thirty (30) days after the notice of demand for it, Landlord may obtain and pay for that insurance, but is not obligated to do so, and receive reimbursement from the party required to have the insurance.

8.02 Indemnification.
     (a) Tenant's Indemnity. Tenant indemnifies, defends, and holds Landlord harmless from claims, including but not limited to claims:
               (i)   for personal injury, death, or property damage;

               (ii) for incidents occurring in or about the Premises or Building; and

               (iii) caused by the negligence or willful misconduct of Tenant, its agents, employees, or invitees.

          When the claim is caused by the joint negligence or willful misconduct of Tenant and Landlord or Tenant and a third party unrelated to Tenant, except Tenant's agents, employees, or invitees, Tenant's duty to defend, indemnify, and hold Landlord harmless shall be in proportion to Tenant's allocable share of the joint negligence or willful misconduct.

     (b) Landlord's Indemnity. Landlord indemnifies, defends, and holds Tenant harmless from claims:
               (i)   for personal injury, death, or property damage;

               (ii) for incidents occurring in or about the Premises or Building; and

               (iii) caused by the negligence or willful misconduct of Landlord, its agents, employees, or invitees.

          When the claim is caused by the joint negligence or willful misconduct of Landlord and Tenant or Landlord and a third party unrelated to Landlord, except Landlord's agents, employees, or invitees, Landlord's duty to defend, indemnify, and hold Tenant harmless shall be in proportion to Landlord's allocable share of the joint negligence or willful misconduct.

     (c) Release of Claims. Notwithstanding Section 8.02(a) and (b), the parties release each other from any claims either party ("Injured Party") has against the other to the extent the claim is covered by the Injured Party's insurance.

8.03 Limitation of Landlord's Liability.
     (a) Transfer of Premises. If the Building is sold or transferred, voluntarily or involuntarily, Landlord's Lease obligations and liabilities accruing after the transfer shall be the sole responsibility of the new owner, and if
               (i) the new owner expressly agrees in writing to assume Landlord's obligations; and

               (ii) the Tenant's funds in the hands of Landlord, such as the Security Deposit, shall be given to the new owner.

     (b) Liability for Money Judgment. If Landlord, its employees, officers, directors or partners are ordered to pay Tenant a money judgment because of Landlord's default, Tenant's sole remedy to satisfy the judgment shall be to execute against Landlord's interest in the Building and Land, including the rents and profits therefrom. Under no circumstance will Landlord, or its officers, directors, partners or employees be personally liable for any money judgment.

                                  ARTICLE IX
                               LOSS OF PREMISES
9.01 Damages.
     (a)  Definition.  "Relevant Space" means:
               (i) the Premises, excluding Tenant's fixtures installed by or at the request of Tenant;

               (ii)  access to the Premises; and

               (iii) any part of the Building that provides essential services to the Premises.

     (b) Repair of Damage. If the Relevant Space is damaged in part or whole from any cause and the Relevant Space can be substantially repaired and restored within one hundred eighty (180) days from the date of the damage using standard working methods and procedures, Landlord shall at its expense promptly and diligently repair and restore the Relevant Space to substantially the same condition as existed before the damage. This repair and restoration shall be made within one hundred eighty (180) days from the date of the damage unless the delay is due to causes beyond Landlord's reasonable control.

          If the Relevant Space cannot be repaired and restored within the one hundred eighty (180) day period, then either party, may, within thirty
          (30) days after determining that the repairs and restoration cannot be made within one hundred eighty (180) days, terminate the Lease by giving notice to the other party. Nevertheless, if the Relevant Space is not repaired and restored within one hundred eighty (180) days from the date of the damage, then Tenant may terminate the Lease at any time within thirty (30) days after the one hundred eightieth (180th) day. Tenant shall not be able to terminate this Lease if its willful misconduct causes the damage unless Landlord is not promptly and diligently repairing and restoring the Relevant Space.

     (c) Determining the Extent of Damage. If the parties cannot agree in writing whether the repairs and restoration will take more than one hundred eighty (180) days to make, then the determination will be reasonably made by Landlord's architect.

     (d) Abatement. Unless the damage is caused by Tenant's willful misconduct, the Base Rent and Additional Rent shall abate in proportion to that part of the Premises that is unfit for use in Tenant's business. The abatement shall consider the nature and extent of interference to Tenant's ability to conduct business in the Premises and the need for access and essential services. The abatement shall continue from the date the damage occurred until ten (10) business days after Landlord completes the repairs and restoration to the Relevant Space or the part rendered unusable and notice to Tenant that the repairs and restoration are completed, or until Tenant again uses the Premises or the part rendered unusable, whichever is first.

     (e) Tenant's Property. Notwithstanding anything else in this Article IX, Landlord is not obligated to repair or restore damage to Tenant's trade fixtures, furniture, equipment, or other personal property, or any Tenant improvements.

     (f)  Damage to Building.  If:
               (i) more than twenty percent (20%) of the Building is damaged and the Landlord decides not to repair and restore the Building;

               (ii) any mortgagee of the Building shall not allow adequate insurance proceeds for repair and restoration;

               (iii) the damage is not covered by Landlord's insurance; or

               (iv) the Lease is in the last twelve (12) months of its Term, then Landlord may terminate this Lease. To terminate, Landlord must give notice to Tenant within thirty (30) days after the Landlord knows of the damage. The notice must specify the termination date, which shall be at least thirty (30) but not more than sixty (60) days after the date notice is given.

     (g) Termination. If either party terminates this Lease as permitted above, then this Lease shall end on the day specified in the termination notice. The Base Rent, Additional Rent, and other charges shall be payable up to the termination date and shall account for any abatement. Landlord shall promptly refund to Tenant any prepaid, unaccrued Base Rent and Additional Rent, accounting for any abatement, plus Security Deposit, if any, less any sum then owing by Tenant to Landlord.

9.02 Condemnation.
     (a) Definitions. The terms "eminent domain," "condemnation," "taken," and the like in Section 9.02 include takings for public or quasi-public use and private purchases in place of condemnation by any authority authorized to exercise the power of eminent domain.

     (b) Entire Taking. If the entire Premises or the portions of the Building required for reasonable access to, or the reasonable use of, the Premises are taken by eminent domain, this Lease shall automatically end on the earlier of:

               (i)   the date title vests; or

               (ii) the date Tenant is dispossessed by the condemning authority.

     (c) Partial Taking. If the taking of a part of the Premises materially interferes with Tenant's ability to continue its business operations in substantially the same manner and space then Tenant may terminate this Lease on the earlier of:

               (i)   the date when title vests;

               (ii) the date Tenant is dispossessed by the condemning authority; or

               (iii) sixty (60) days following notice to Tenant of the date when vesting or dispossession is to occur.

          If there is a partial taking and this Lease continues, then the Lease shall end as to the part taken and the Base Rent and Additional Rent shall abate in proportion to the part of the Premises taken and Tenant's pro rata share shall be equitably reduced.

     (d) Termination by Landlord. If title to a part of the Building other than the Premises is condemned, and in the Landlord's reasonable opinion, the Building should be restored in a manner that materially alters the Premises, Landlord may terminate this Lease by giving notice to Tenant. Termination notice shall be given within sixty (60) days following the date title vested. This Lease shall end on the date specified in the termination notice, which date shall be at least thirty (30) days but not more than ninety (90) days after the notice is given.

     (e) Rent Adjustment. If the Lease is terminated as provided in Sections 9.02(b), (c), or (d), then the Base Rent, Additional Rent, and other charges shall be payable up to the date, and shall account for any abatement. Landlord, considering any abatement, shall promptly refund to Tenant any prepaid, unaccrued Base Rent and Additional Rent plus Security Deposit, if any, less any sum then owing by Tenant to Landlord.

     (f) Repair. If the Lease is not terminated as provided for in Sections 9.02(b), (c), or (d), then Landlord at its expense shall promptly repair and restore the Premises to the condition that existed immediately before the taking, except for the part taken, to render the Premises a complete architectural unit, but only to the extent of the:

               (i)   condemnation award received for the damage; and

               (ii) the Landlord's original obligation under Section 4.05 and Exhibit D.

     (g) Awards and Damages. Landlord reserves all rights to damages paid because of any partial or entire taking of the Premises. Tenant assigns to Landlord any right Tenant may have to the damages or award. Tenant may make claim for, and shall be entitled to retain, any award for the value of the leasehold estate. Notwithstanding anything else in this Paragraph 9.02(g), Tenant may claim and recover from the condemning authority a separate award for Tenant's moving expenses, business dislocation damages, Tenant's personal property and fixtures, the unamortized costs of leasehold improvements paid for by Tenant, excluding the Landlord's Improvements, and any other award that would not substantially reduce the award payable to Landlord. Each party shall seek its own award, as limited by this provision, at its own expense, and neither shall have any right to the award made to the other.

     (h) Temporary Condemnation. If part or all of the Premises are condemned for a limited period of time not to exceed 90 days ("Temporary Condemnation"), this Lease shall remain in effect. The Base Rent and Additional Rent and Tenant's obligations for the part of the Premises taken shall abate during the Temporary Condemnation in proportion to the part of the Premises that Tenant is unable to use in its business operations as a result of the Temporary Condemnation. Landlord shall receive the entire award for any Temporary Condemnation.


                                   ARTICLE X
                                    DEFAULT

10.01 Tenant's Default.

     (a)  Defaults.  Each of the following constitutes a default ("Default"):

               (i) Tenant's failure to pay Base Rent or Additional Rent within five (5) days after written notice from Landlord that the rent is past due and payable;

               (ii) Tenant's failure to pay Base Rent or Additional Rent within five (5) days after the due date, at any time during a calendar year in which Tenant has already received two (2) notices of its failure to pay Base Rent or Additional Rent by the due date;

               (iii) Tenant's failure to perform or observe any other Tenant obligation after a period of thirty (30) business days or the additional time, if any, that is reasonably necessary to promptly and diligently cure the failure, after it receives notice from Landlord setting forth in reasonable detail the nature and extent of the failure and identifying the applicable Lease provision(s);

               (iv)  Tenant's abandoning or vacating the Premises;

               (v) Tenant's failure to vacate or stay any of the following within sixty (60) days after they occur:

                         (1) a petition in bankruptcy is filed by or against Tenant;

                         (2)  Tenant is adjudicated as bankrupt or insolvent;

                         (3) a receiver, trustee, or liquidator is appointed for all or a substantial part of Tenant's property; or

                         (4) Tenant makes an assignment for the benefit of creditors.

10.02 Landlord's Remedies.

      (a) Remedies. Landlord in addition to the remedies given in this Lease or under the law, may do any one or more of the following if Tenant commits a Default under Section 10.01:

               (i) end this Lease, and Tenant shall then surrender the Premises to Landlord; or

               (ii) enter and take possession of the Premises pursuant to summary process of law and remove Tenant, with or without having ended the Lease.

      (b) No Surrender. Landlord's exercise of any of its remedies or its receipt of Tenant's keys shall not be considered an acceptance or surrender of the Premises by Tenant. A surrender must be agreed to in writing signed by both parties.

      (c) Rent. If Landlord terminates this Lease or Tenant's right to possess the Premises because of a Default, Landlord may hold Tenant liable for Base Rent, Additional Rent, and other indebtedness accrued to the date the Lease expires or is terminated. Tenant shall also be liable for the Base Rent, Additional Rent and other indebtedness that otherwise would have been payable by Tenant during the remainder of the Term had there been no default, reduced by any sums Landlord receives by reletting the Premises during the Term. Landlord must use commercially reasonable efforts to re-let the Premises during the remainder of the term.

      (d) Other Expenses. Tenant shall also be liable for that part of the following sums paid by Landlord and attributable to that part of the Term ended due to Tenant's Default:

               (i) reasonable broker's fees incurred by Landlord for reletting part or all of the Premises prorated for that part of the reletting Term ending concurrently with the then current Term of this Lease;

               (ii)  the cost of removing and storing Tenant's property;

               (iii) the cost of repairs, alterations, and remodeling necessary to put the Premises in a condition reasonably acceptable to a new Tenant; provided, however, landlord shall reasonably attempt to negotiate for reimbursement of tenant improvements for new tenant within new lease; and

               (iv) other necessary and reasonable expenses incurred by Landlord in enforcing its remedies, including, without limitation, reasonable attorneys fees.

      (e) Payment. Tenant shall pay the sums due in Sections 10.02(c) and (d) within thirty (30) days of receiving Landlord's proper and correct invoice for the amounts.

      (f) Reletting. Landlord may reasonably relet for a shorter or longer period of time than the Lease Term and make any necessary repairs or alterations. Landlord may relet on any reasonable terms including a reasonable amount of free rent.

10.03 Self-Help. If Tenant defaults, Landlord may, without being obligated and without waiving the Default, cure the Default, and may enter the Premises to do so. Tenant shall pay Landlord, upon demand, as Additional Rent, all costs, expenses and disbursements incurred by Landlord.

10.04 Survival. The remedies permitted by this Article X and the parties' indemnities in Section 8.02 shall survive the Expiration Date or earlier termination of this Lease.

                                  ARTICLE XI
                                NON DISTURBANCE

11.01 Subordination.

      (a) Mortgages. Subject to Section 11.01(b), this Lease is subordinate to prior or subsequent mortgages covering the Building contingent upon execution of a non-disturbance agreement by mortagee. Landlord shall obtain a non-disturbance agreement from subsequent lienholders in favor of Tenant.

      (b)  Foreclosures.  If any mortgage is foreclosed, then:

               (i)   This Lease shall continue;

               (ii) Tenant's quiet possession shall not be disturbed if Tenant is not in Default;

               (iii) Tenant will attorn to and recognize the mortgagee or purchaser at foreclosure sale (Successor Landlord) as Tenant's landlord for the remaining Term; and

               (iv)  The Successor Landlord shall not be bound by:

                         (1) any payment of Base Rent or Additional Rent for more than one month in advance, except the Security Deposit and free rent, if any, specified in the Lease,

                         (2) any amendment, modification, or ending of this Lease without Successor Landlord's consent after the Successor Landlord's name is given to Tenant unless the amendment, modification, or ending is specifically authorized by the original Lease and does not require Landlord's prior agreement or consent, and

                         (3) any liability for any act or omission of a prior Landlord.

      (c) Self-Operating. This Section 11.01 is self-operating. However, Landlord and Tenant shall promptly execute and deliver any documents needed to confirm this arrangement.

11.02 Estoppel Certificate.

      (a) Obligation. Tenant shall from time to time, within ten (10) business days after receiving a written request from Landlord, execute and deliver to Landlord a written statement which may be relied upon by Landlord and any third party with whom the Landlord is dealing and which shall certify:

               (i)   the accuracy of the Lease document;

               (ii)  the Commencement and Expiration Dates of the Lease;

               (iii) that the Lease is unmodified and in full effect or in full effect as modified, stating the date and nature of the modification;

               (iv) whether to the Tenant's knowledge the Landlord is in default or whether the Tenant has any claims or demands against Landlord, and, if so, specifying the Default, claim, or demand; and

               (v) to other correct and reasonably ascertainable facts that are covered by the Lease terms.

      (b)  Remedy. The Tenant's failure to comply with its obligations in
           Section 11.02(a) shall be a Default, except that the cure period for this Default shall be five (5) business days after the Tenant receives notice of the Default.

11.03 Quiet Possession. If Tenant is not in default, and subject to the Lease terms, Landlord warrants that Tenant's peaceable and quiet enjoyment of the Premises shall not be disturbed by anyone claiming by or through Landlord.


                                  ARTICLE XII
                               LANDLORD'S RIGHTS

12.01 Rules                                                                   14

      (a) Rules. Tenant, its employees and invitees, shall comply with:

               (i)  the Rules attached as Exhibit E; and

               (ii) reasonable modifications and additions to the Rules adopted by Landlord.

      (b) Conflict with Lease. If a Rule issued under Section 12.01(a) conflicts with or is inconsistent with any Lease provision, the Lease provision controls.

      (c) Enforcement. Although Landlord is not responsible for another tenant's failure to observe the Rules, Landlord shall not unreasonably enforce the Rules against Tenant.

12.02 Mechanic's Liens.

      (a) Discharge Lien. Tenant shall, within twenty (20) days after receiving notice of any mechanic's lien for material or work claimed to have been furnished to the Premises on Tenant's behalf and at Tenant's request:

               (i)  discharge the lien; or

               (ii) post a bond equal to the amount of the disputed claim with companies reasonably satisfactory to Landlord.

          If Tenant posts a bond, it shall contest the validity of the lien. Tenant shall indemnify, defend, and hold Landlord harmless from losses incurred from these liens.

      (b) Landlord's Discharge. If Tenant does not discharge the lien or post the bond within the twenty (20) day period, Landlord may pay any amounts, including interest and legal fees, to discharge the lien. Tenant shall then be liable to Landlord for the amounts paid by Landlord as Additional Rent.

      (c) Consent not Implied. This Section 12.02 is not a consent to subject Landlord's property to these liens.

12.03 Right to Enter.

      (a) Permitted Entries. Landlord and its agents, servants, and employees may enter the Premises at reasonable times, and at any time if an emergency, without charge, liability, or abatement of Base Rent, to:

               (i)    examine the Premises;

               (ii) make repairs, alterations, improvements, and additions either required by the Lease or advisable to preserve the integrity, safety, and good order of part or all of the Premises or Building;

               (iii) provide janitorial and other services required by the Lease;

               (iv)   comply with Applicable Laws;

               (v)    show the Premises to prospective lenders or purchasers;

               (vi)   post notices of non responsibility;

               (vii)  remove any Alterations made by Tenant in violation of
                      Section 7.01; and

               (viii) post "For Sale" signs and, during the one hundred twenty
                      (120) days immediately before this Lease ends, post "For Lease" signs.

      (b) Entry Conditions. Notwithstanding Section 12.03(a), entry is conditioned upon Landlord:

               (i) giving Tenant at least twenty-four (24) hours advance notice, except in an emergency;

               (ii)   promptly finishing any work for which it entered; and

               (iii) causing the least practical interference to Tenant's business.

12.04 Holdover.

      (a) Holdover Status. If Tenant continues occupying the Premises after the Term ends ("Holdover") then:

               (i) if the Holdover is with Landlord's written consent, it shall be a month-to-month tenancy, terminable on thirty
                      (30) days advance notice by either party. Tenant shall pay at the beginning of each month Base Rent and Additional Rent that is five percent (5%) higher than the amount due in the last full month immediately preceding the Holdover period unless Landlord specifies a lower or higher Rent and Additional Rent in the written consent;

               (ii) if the Holdover is without Landlord's written consent, then Tenant shall be a tenant-at-sufferance. Tenant shall pay by the first day of each month twice the amount of Base Rent and Additional Rent due in the last full month immediately preceding the Holdover period and shall be liable for any damages suffered by Landlord because of Tenant's Holdover, Landlord shall retain its remedies against Tenant who holds over without written consent.

       (b) Holdover Terms. The Holdover shall be on the same terms and conditions of the Lease except:

               (i)     the Term;

               (ii)    Base Rent and Additional Rent;

               (iii)   the extension Term is deleted;

               (iv)    the Quiet Possession provision is deleted;

               (v) Landlord's obligation for services and repairs is deleted; and

               (vi) consent to an assignment or sublease may be unreasonably withheld and delayed.

12.05 Signs. Tenant shall not place or have placed any other signs, listings, advertisements, or any other notices anywhere in the Building without Landlord's prior written consent.

                                 ARTICLE XIII
                                 MISCELLANEOUS

13.02 Attorney's Fees. In any litigation between the parties regarding this Lease, the losing party shall pay to the prevailing party all reasonable expenses and court costs including attorneys' fees incurred by the prevailing party. A party shall be considered the prevailing party if:

       (a) it initiated the litigation and substantially obtains the relief it sought, either through a judgment or voluntary action before (after it is scheduled) trial or judgment;

       (b) the other party withdraws its action without substantially obtaining the relief it sought; or

       (c) it did not initiate the litigation and judgment is entered for either party, but without substantially granting the relief sought.

13.03 Notices. Unless a Lease provision expressly authorizes verbal notice, all notices under this Lease shall be in writing and sent by registered or certified mail, postage prepaid, or by overnight delivery as follows:

       To Tenant:    Total Sports, Inc.
                     234 Fayetteville Street Mall
                     Suite 300
                     Raleigh, NC 27601

                                      and

       To Landlord:  First Raleigh Telex, LLC and   Frank A. Daniels, Jr.,
                     c/o Anthony & Co.              Manager
                     702 Oberlin Road               First Raleigh Telex
                     Suite 100                      234 Fayetteville Street Mall
                     Raleigh, NC 27605              Suite 600
                     (919) 832-1110                 Raleigh, NC 27601

                     Post Office Box 10810
                     Raleigh, NC 27605
                     Attn: Property Management

Either party may change these persons or addresses by giving notice as provided above. Tenant shall also give required notices to Landlord's mortgagee after receiving notice from Landlord of the mortgagee's name and address. Notice shall be considered and three business days after deposit in the mail.

13.04 Partial Invalidity. If any Lease provision is invalid or unenforceable to any extent, then except that provision, the remainder of this Lease shall continue in effect and be enforceable to the fullest extent permitted by law.

3.05 Waiver. The failure of either party to exercise any of its rights is not a waiver of those rights. A party waives only those rights specified in writing and signed by the party waiving its rights.

13.06 Binding on Successors. This Lease shall bind the parties' heirs, successors, representatives, and permitted assigns.

13.07 Governing Law. This Lease shall be governed by the laws of the state in which the Building is located.

13.08 Lease Not an Offer. Landlord gave this Lease to Tenant for review. It is not an offer to lease. This Lease shall not be binding unless signed by both parties and an originally signed counterpart is delivered to Tenant by July 31, 1999.

13.09 Recording. Recording of this Lease is prohibited except as allowed in this paragraph. At the request of either party, the parties shall promptly execute and record, at the cost of the requesting party, a short form memorandum describing the Premises and stating this Lease's Term, its Commencement and Expiration Dates, and other information the parties agree to include.

13.10 Survival of Remedies. The parties' remedies shall survive the expiration or termination of this Lease when caused by the Default of the other party.

13.11 Authority of Parties. Each party warrants that it is authorized to enter into the Lease, that the person signing on its behalf is duly authorized to execute the Lease, and that no other signatures are necessary.

13.12 Business Days. Business day means Monday through Friday inclusive, excluding holidays identified at Section 6.02(b). Throughout this Lease, wherever "days" are used the term shall refer to calendar days. Wherever the term "business days" is used the term shall refer to business days.

13.13 Entire Agreement. This Lease contains the entire agreement between the parties about the Premises and Building. Except for the Rules for which Section 12.01(a) controls, this Lease shall be modified only by a writing signed by both parties.

13.14  Definition of Lease.  This Lease consists of the following:

      (a)  Title Page;

      (b)  Table of Contents;

      (c)  Articles I through XIII;

      (d)  Signature Page;

      (e)  Rider containing Option To Extend
           Rider B containing Guarantee of Lease Obligations

      (f)  Exhibits A through E.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Lease the day and year first above written.


LANDLORD:                     First Raleigh Telex, LLC  (SEAL)

                              SIGNATURE:

                                         /s/ Frank Daniels           (SEAL)
                              ------------------------------------

                              DATE:      August 8, 1999
                                    ------------------------------


WITNESS:                      BY:        /s/ Beth Ames
                                  --------------------------------

                              NAME:      Beth Ames
                                    ------------------------------

                              TITLE:     Executive Assistant
                                     -----------------------------

                              DATE:      August 8, 1999
                                    ------------------------------


TENANT:                       Total Sports, Inc.

                              SIGNATURE:

                              BY:        /s/ George Schlukbier
                                  --------------------------------

                              NAME:      George Schlukbier
                                    ------------------------------

                              TITLE:     President/COO
                                     -----------------------------

                              DATE:      August 8, 1999
                                    ------------------------------


ATTEST                        BY:_________________________________

                              NAME:_______________________________

                              TITLE:______________________________

                              DATE:_______________________________


                                        [AFFIX CORPORATE SEAL]

                                     RIDER

     THIS RIDER constitutes a part of the Lease to which it is attached. In the event of a conflict between this Rider and the provisions of the Lease, the Rider will govern and control.

Right of First Refusal

Tenant shall have the first right of refusal to lease any space in the building that shall become available for lease subsequent to the commencement of this Lease. In the event Landlord receives a bona fide offer to lease space in the building from a third party tenant, Landlord shall promptly notify Tenant in writing of such offer, and then Tenant shall have the right to match the terms of the proposed third party lease by giving written notice to Landlord of Tenant's intent to lease the premised not later than five business days from the date Tenant is notified of the third party lease proposal. In the event Tenant refuses to lease the space offered then Landlord may lease the space to the third party tenant, but Tenant shall have the ongoing right of first refusal in the future.

                                   Exhibit A

                             Figure 1.  Floorplan

                  234 Fayetteville Street Mall, Second Floor



                           [Schematic of Floorplan]

                                   Exhibit A

                             Figure 2.  Floorplan

                   234 Fayetteville Street Mall, Third Floor



                           [Schematic of Floorplan]

                                   Exhibit A

                             Figure 3.  Floorplan

                  234 Fayetteville Street Mall, Fourth Floor



                           [Schematic of Floorplan]

                                   Exhibit A

                             Figure 4.  Floorplan

                   234 Fayetteville Street Mall, Fifth Floor

                           [Schematic of Floorplan]

                                   Exhibit A

                             Figure 5.  Floorplan

                    234 Fayetteville Street Mall, Basement


                           [Schematic of Floorplan]

                                  Exhibit  B

                                   BUILDING

                         234 Fayetteville Street Mall


                            [Schematic of Building]

                                  Exhibit  C
                                     Land

BEGINNING at a point, said point being the control of a brick building, said point having N.C. Grid Coordinates of Y=737,930.371 X=2,106,947.179, said point located North 78 (degrees) 43' 09" West a distance of 372.31 feet from a brass plug located at the northeast corner of the intersection of East Martin Street and Wilmington Street, and said point being the northwest corner of the technical rights of way of Fayetteville Street and West Martin Street; then running with the wall line of the brick building the following courses: North 87 (degrees) 46' 12" West a distance of 82.17 feet to a point; North 02 (degrees) 13'48" East a distance of 67.5 feet to a point; South 87 (degrees) 46' 12" East a distance of 82.17 feet to a point; then South 02 (degrees) 13'48" West a distance of 67.5 feet to the point and place of BEGINNING, having 5,546.5 square feet (0.1273 acres) and being the property located at 234 Fayetteville Street in Raleigh, Wake County, North Carolina, as shown on survey dated September 16, 1998 by Al Prince & Associates, P.A. This property is the same property described in a Deed dated January 1, 1973 from First Union National Bank North Carolina to National Investment Company, recorded at Book 2164, Page 231, Wake County Registry.

Save and except that portion of the above referenced property previously conveyed by Special Warranty Deed dated May 21, 1998 and recorded in Book 8067, Page 116, Wake County Registry.

Together with all of the land conveyed by First Union National Bank of North Carolina to National Investment Company by Deed dated January 1, 1973 and recorded in book 2164, Page 228, Wake County Registry.

Together with all rights and subject to those certain party wall agreements recorded in:

     (1)      Book 147, Page 462
     (ii)     Book 151, Page 229
     (iii)    Book 391, Page 517
     (iv)     Book 438, Page 204
     (v)      Book 561, Page 111

                                   Exhibit D
                             LANDLORD IMPROVEMENTS

Landlord shall provide to Tenant a Tenant Improvement Allowance as follows:

     Basement:        $10.00 per square foot or  $ 42,150.00
     Second Floor:    $10.00 per square foot or  $ 46,620.00
     Third Floor      $10.00 per square foot or  $ 46,700.00
     Fourth Floor     $10.00 per square foot or  $ 46,700.00
     Fifth Floor      $10.00 per square foot or  $ 46,700.00

     Total Allowance Amount:                     $228,870.00

The Tenant shall be solely responsible for all costs associated with Tenant Improvement in the Premises above and beyond the above Total Amount. Landlord at is option may amortize the excess expenditures over the lease term at an interest rate of ten percent (10%) per annum, with payments made monthly to Landlord by Tenant.

                                   Exhibit E
                             RULES AND REGULATIONS

(1) Access to Common Areas of the Property. Landlord may from time to time establish security controls for the purpose of regulating access to the common areas of the property. Tenant shall abide by all such security regulations so established and agrees to always leave clear access for vehicular traffic through all parking lots, loading areas and driveways.

(2) Protecting Demised Premises. Before leaving the Demised Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Demised Premises.

(3) Building Directories. The directories of the building shall be used exclusively for the display of the name and location of tenants only and will be provided at the expense of Landlord. Any company names and/or name changes requested by Tenant to be displayed in the directories must be approved by Landlord and, if approved, will be provided at the sole expense of Tenant.

(4) Large Articles. Furniture, freight and other large or heavy articles may be brought into the building in a manner so as to not damage the property and always at Tenant's sole responsibility. All damage done to the building, its furnishings, fixtures or equipment by moving or maintaining such furniture, freight or articles shall be repaired at the expense of Tenant.

(5) Signs. Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the building, or on any part of the inside of the Demised Premises which can be seen from the outside of the Demised Premises, without the written consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material as shall be first approved by Landlord in writing. Landlord reserves the right to remove at Tenant's expense all matter other than that above provided for without notice to Tenant.

(6) Compliance with Laws. Tenant shall comply with all applicable laws, ordinances, governmental orders or regulations and applicable orders or directions from any public office or body having jurisdiction, whether now existing or hereinafter enacted with respect to the Demised Premises and the use or occupancy thereof. Tenant shall not make or permit any use of the Demised Premises which directly or indirectly is forbidden by law, ordinance, governmental regulations or order or direction of applicable public authority, or which may be dangerous to person or property.

(7) Hazardous Materials. Tenant shall not use or permit to be brought into the Demised Premises or the building any flammable oils or fluids, or any explosive or other articles deemed hazardous to persons or property, or do or permit to be done any act or thing which will invalidate or which if brought in would be in conflict with any insurance policy covering the building or its operation, or the Demised Premises, or any part of either, and will not do or permit to be done anything in or upon the Demised Premises, or bring or keep anything therein, which shall not comply with all rules, orders, regulations or requirements of any organization, bureaus, department or body having jurisdiction with respect thereto (and Tenant shall at all times comply with all such rules, orders, regulations or requirements), or which shall increase the rate of insurance on the building, its appurtenances, contents or operation.

(8) Defacing Demised Premises and Overloading. Tenant shall not place anything or allow anything to be placed in the Demised Premises near the glass or any door, partition, wall or window which may be unsightly from outside the Demised Premises. Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls; blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices shall not be placed in or about the outside windows in the Demised Premises except to the extent that the character, shape, color material and make thereof is approved by Landlord. Tenant shall not do any painting or decorating in the Demised Premises or install any floor coverings in the Demised Premises or make, paint, cut or drill into, or in any way deface any part of the Demised Premises or building without in each instance obtaining the prior written consent of Landlord. Tenant shall not overload any floor or part thereof in the Demised Premises, or any facility in the building or any public corridors or elevators therein by bringing in or removing any large or heavy articles and, Landlord may direct and control the location of safes, files, and all other heavy articles and, if considered necessary by Landlord, require supplementary supports at Tenant's expense of such material and dimensions necessary to properly distribute the weight.

(9) Obstruction of Public Areas. Tenant shall not, whether temporarily, accidentally or otherwise, allow anything to remain in, place or store anything in, or obstruct in any way, any sidewalk, court, passageway, entrance, or shipping area. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition, and move all supplies, furniture and equipment as soon as received directly to the Demised Premises, and shall move all such items and waste (other than waste customarily removed by building employees) that are at any time being taken from the Demised Premises directly to the areas designated for disposal. All courts, passageways, entrances, exits, elevators, escalators, stairways, corridors, halls and roofs are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interest of the building and its tenants provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant deals within the normal course of Tenant's business unless such persons are engaged in illegal activities.

(10) Additional Locks. Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change any existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. Upon termination of this lease or of Tenant's possession, Tenant shall surrender all keys to the Demised Premises. Tenant shall be solely responsible for the costs of all locks and keys other than the original set in the premises as of the date of occupancy.

(11) Communications or Utility Connections. If Tenant desires signal, alarm or other utility or similar service connections installed or changed, Tenant may install or change the same without the approval of Landlord, but at Tenant's expense. Tenant shall not install in the Demised Premises any equipment which requires a substantial amount of electrical current without the advance written consent of Landlord. Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Demised Premises, taking into account the capacity of the electric wiring in the building and the Demised Premises, taking into account the capacity of the electric wiring in the building and the Demised Premises and the needs of other tenants in the building, and shall not in any event connect a greater load than that which is safe.

(12) Office of the Building. Service requirements of Tenant will be attended to only upon application at the office of Anthony & Co. Employees of Landlord shall not perform any work outside of their duties unless under special instructions from Landlord.

(13) Restrooms. The restrooms, toilets, urinals, vanities and the other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant who, or whose employees or invitees, shall have caused it.

(14) Intoxication. Landlord reserves the right to exclude or expel from the building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the building.

(15) Nuisances and Certain Other Prohibited Uses. Tenant shall not (a) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning apparatus in or about the Demised Premises; (b) engage in any mechanical business, utilize any article or thing, or engage in any service in or about the Demised Premises or building, except those ordinarily embraced within the permitted use of the Demised Premises specified in Article 7; (c) use the Demised Premises for housing, lodging, or sleeping purposes; (d) place any antennae on the roof or on or in any part of the inside or outside of the building other than the inside of the Demised Premises, or place a musical or sound producing instrument or device inside or outside the Demised Premises which may be heard outside the Demised Premises; (e) use any illumination or power for the operation of any equipment or device other than electricity;
     (f) operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the building or elsewhere; (g) bring or permit to be in the building complex any bicycle or other vehicle, or dog (except in the company of a blind person) or other animal or bird; (h) make or permit any objectionable noise or odor to emanate from the Demised Premises; (i) disturb, solicit or canvass any occupant of the building; (j) do anything in or about the Demised Premises tending to create or maintain a nuisance or do any act tending to injure the reputation of the building.

(16) Solicitation. Tenant shall not make any room-to-room canvass to solicit business from other tenants in the building and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Demised Premises unless ordinarily embraced within the Tenant's use of the Demised Premises specified herein and specific authority granted in the lease agreement.

(17) Energy Conservation. Tenant shall not waste electricity, water, heat or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the building's heating and air conditioning, and shall not allow the adjustment (except by Landlord's authorized building personnel) or any controls.

(18) Building Security. Upon entry to or exit from the building the exterior building doors and suite entry door(s) should be kept locked at all times to assist in security. The janitorial service (if any) shall, upon completion of its duties, lock all building doors. Problems in building and suite security should be directed to Anthony & Co.

(19) Parking. Parking is in designated parking areas only. There should be no vehicles in "no parking" zones or at curbs. Handicapped spaces are for handicapped persons and the Police Department will ticket unauthorized (unidentified) cars in handicapped spaces. No vehicles may be abandoned or repaired on the property, and vehicles requiring extended parking should be identified to Landlord.

(20) Janitorial Service. Tenants will remove excessive trash from inside and outside their premises and shall deposit same in the dumpsters provided by Landlord. Any large volume of trash resulting from delivery of furniture, equipment, etc., should be removed by the delivery company, Tenant, or Landlord at Tenant's expense. Any requests for extraordinary trash removal should be directed to Anthony & Co. at 832-1110.

(21) Landlord reserves the right to make such other reasonable Rules and Regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and the Land, and for the preservation of good order therein.

                      FIRST AMENDMENT TO LEASE AGREEMENT

To Lease Dated: December 1, 1998

     AGREEMENT, made this 16th day of July, 1999, by and between FIRST RALEIGH TELEX, LLC (hereinafter called Landlord) and TOTAL SPORTS, INC. (hereinafter called Tenant).

                             W I T N E S S E T H:

     WHEREAS, Landlord and Tenant entered into a written agreement of Lease bearing date of December 1, 1998 (hereinafter called The Lease Agreement), whereby Landlord leased to Tenant and Tenant hired from Landlord approximately 22,887 square feet known as FIRST RALEIGH TELEX BUILDING, 234 Fayetteville Street Mall, located in the City of Raleigh, Wake County, North Carolina, for the term of ten (10) years three (3) months from April 1, 1999 and ending June 30, 2009.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto with the intent to be legally bound, hereby agree as follows:

1.   Premises:  the premises shall be expanded in size to include the first
     --------
     floor space of the building containing approximately 4,123 rentable square feet. Tenant's prorata share of the building will be ninety five percent (95%).

2.   Commencement Date: the rent on the expansion space on the first floor will
     -----------------
     commence on the date Tenant takes possession of the expansion space or November 1, 1999, whichever occurs first. Partial month occupancy shall be prorated

3.   Tenant Improvements:  Landlord shall provide Tenant an upfit allowance of
     -------------------
     Forty One Thousand Two Hundred Thirty & no/100 Dollars ($41,230.00) , or Ten Dollars per square foot, for the renovation of the expansion space. Landlord will pay up to the allowance amount for costs and expenses incurred by Tenant for Tenant's work in the expansion space. Reimbursements to Tenant will be made within fifteen (15) days of receipt of valid invoices from contractors, subcontractors or service providers.

4.   Rent:  To incorporate the expansion space, Tenant's rent shall be increased
     ------
     by $4,810.17 per month or $57,722.00 per year. Escalations in rent shall occur at the same rate (three percent (3%) and on the same schedule as stated in the Lease.

5.   Term:  The term for the 4,123 square foot expansion space shall be from the
     -----
     commencement date defined above until June 30, 2009.

6.   Option to Purchase:
     ------------------

     (a) Landlord does hereby grant to Tenant or Tenant's assignee an option to purchase the Building and the Landlord's interest under this Lease, upon the terms and conditions herein set forth.

     (b) Tenant must exercise the option to purchase, if it is to be exercised at all, during the period from July 1, 1999 to June 30, 2000, hereinafter referred to as the "Option Period."

     (c) In order to exercise the option to purchase herein granted, Tenant must give written notice of the exercise of the option to Landlord and Landlord must receive the same during the Option Period, time being of the essence, and if not so given and received, this option shall automatically expire. At the same time the option is exercised, Tenant must deliver to Landlord a proposed purchase and sale agreement for the Building (a "Purchase Agreement") executed by Tenant, together with an earnest money deposit ("Earnest Money") in the form of a cashier's check for Fifty Thousand and 00/100 Dollars ($50,000.00) made payable to Landlord. Upon execution of the Purchase Agreement by Landlord, Landlord may deposit the Earnest Money into its account. The Earnest Money shall be applied to the purchase price at the time of closing and shall be refundable to Tenant only upon default by Landlord and proper termination of the Purchase Agreement by Tenant.

     (d) The provisions of Article X, including the provision relating to default of Tenant set forth in Section 10.01 of this Lease are conditions of this option.

     (e) If Tenant shall exercise the option to purchase during the Option Period, the transfer of title to Tenant and the payment of the purchase price to Landlord shall occur within forty-five (45) days of the date of notice, and until that time the terms of the Lease shall remain in full force and effect.

     (f) The purchase price to be paid by Tenant to Landlord for the Premises, if Tenant exercises its option to purchase, shall be the fair market value of the property as determined by mutual agreement or, in the event Tenant and Landlord are unable to agree upon fair market value, by the "three appraiser method." The "three appraiser method" means that fair market value shall be determined by an appraiser mutually agreed upon by Landlord and Tenant and having at least five (5) years experience in performing commercial real estate appraisals of office buildings in the Raleigh, North Carolina market. In the event Landlord and Tenant are unable to agree upon an appraiser or disagree as to the value of the first appraisal obtained, then each party shall then select and pay for its own commercial real estate appraiser with at least five (5) years experience in appraising office buildings in the Raleigh, North Carolina market. If the lower appraisal is not within ten percent (10%) of the higher appraisal, the two appraisers shall then jointly select a third commercial real estate appraiser having at least five (5) years experience in appraisal of office buildings in the Raleigh, North Carolina market, whose appraisal shall conclusively be deemed the fair market value of the Building. The cost of the third appraisal shall be borne equally by Landlord and Tenant.

     (g) Within ten (10) days of the date the option to purchase is exercised, Landlord and Tenant shall give instructions to consummate the sale to Wyrick Robbins Yates and Ponton who shall act as escrow holder, on the normal and usual escrow forms then used by such escrow holder, as follows:

          (i) Escrow shall close on the date previously called for in paragraph (e) of this Addendum;

          (ii) Landlord shall deposit the check referred to in paragraph (C) of this Addendum into escrow upon opening thereof, with the balance of the purchase price to be deposited into escrow one day prior to the close of escrow;

          (iii) Landlord shall convey to Tenant title to the Premises subject only to mortgages and deeds of trust of record (the debt that such instruments secure shall constitute a credit against the purchase price), and easements, subsurface mineral rights and restrictions of record. Any other liens and encumbrances shall be removed prior to close of escrow at the expense of Landlord;

          (iv)   Escrow fees shall be shared equally;

          (v) Interest, if any, operating expenses and rents will be prorated to the close of escrow;

          (vi) The cost of a standard title insurance policy to be issued to Tenant shall be paid by Tenant;

          (vii) The parties agree to execute any additional instructions as are normal and usual;

          (viii) All real estate transfer taxes shall be paid by Landlord;

          (ix) All other expenses of the conveyance shall be apportioned according to custom in the area.

     Except as expressly modified by this Amendment and as heretofore modified, all terms and provisions of the Lease Agreement are hereby ratified and confirmed and shall remain in full force and effect through the term of the Lease.

     IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their respective hands and seals the day and year first above written.



WITNESS                            Landlord: FIRST RALEIGH TELEX, LLC

/s/ Beth Ames                      By:     /s/ Frank Daniels
----------------------------           --------------------------------
                                   Title:


Attest:                            Tenant: TOTAL SPORTS, INC.

                                   By:     /s/ George Schlukbier
                                       --------------------------------
/s/ Petra Weishaupt
----------------------------
                                   Name:   George Schlukbier
                                         ------------------------------
Assistant (Corporate Secretary)
---------
                                   Title:  President/COO
                                          -----------------------------


(AFFIX CORPORATE SEAL)


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